Exhibit 99.(g)

                          INVESTMENT ADVISORY AGREEMENT

      AGREEMENT, made as of the 25th day of August, 2004, by and between THE MASSACHUSETTS HEALTH & EDUCATION TAX-EXEMPT TRUST, a Massachusetts business trust (the "Trust"), and FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership (the "Investment Adviser").

                              W I T N E S S E T H:

      WHEREAS, the Trust is engaged in business as a closed-end, non-diversified, management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

      WHEREAS, the Investment Adviser is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

      WHEREAS, the Trust desires to retain the Investment Adviser to provide management and investment advisory services to the Trust in the manner and on the terms hereinafter set forth; and

      WHEREAS, the Investment Adviser is willing to provide management and investment advisory services to the Trust on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained, the Trust and the Investment Adviser hereby agree as follows:

                                   ARTICLE I.

                        Duties of the Investment Adviser

      The Trust hereby employs the Investment Adviser to act as a manager and an investment adviser of the Trust and to furnish, or arrange for its affiliates to furnish, the management and investment advisory services described below, subject to the policies of, review by and overall control of the Board of Trustees of the Trust, for the period and on the terms and conditions set forth in this Agreement. The Investment Adviser hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Investment Adviser and its affiliates for all purposes herein shall be deemed to be independent contractors and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way or otherwise be deemed agents of the Trust.

      (a) Management and Administrative Services. The Investment Adviser shall perform, or arrange for its affiliates to perform, the management and administrative services necessary for the operation of the Trust, including administering shareholder accounts and handling shareholder relations. The Investment Adviser shall provide the Trust with office space, facilities, equipment and necessary personnel and such other services as the Investment

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Adviser, subject to review by the Board of Trustees, from time to time shall determine to be necessary or useful to perform its obligations under this Agreement. The Investment Adviser, also on behalf of the Trust, shall conduct relations with custodians, depositories, transfer agents, pricing agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Investment Adviser generally shall monitor the Trust's compliance with investment policies and restrictions as set forth in filings made by the Trust under the federal securities laws. The Investment Adviser shall make reports to the Board of Trustees of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Trust as it shall determine to be desirable.

      It is specifically agreed that the Investment Adviser shall make available appropriate personnel to serve as the Trust's "principal executive officer," "principal financial officer," and "chief compliance officer," and to serve in such comparable positions as may be required under applicable law.

      (b) Investment Advisory Services. The Investment Adviser shall provide, or arrange for its affiliates to provide, the Trust with such investment research, advice and supervision as the latter from time to time may consider necessary for the proper supervision of the assets of the Trust, shall furnish continuously an investment program for the Trust and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Trust shall be held in the various securities in which the Trust invests, options, futures, options on futures or cash, subject always to the restrictions of the Declaration of Trust and the By-Laws of the Trust, as amended from time to time, the provisions of the Investment Company Act and other applicable laws and the statements relating to the Trust's investment objective, investment policies and investment restrictions as the same are set forth in filings made by the Trust under the federal securities laws. The Investment Adviser shall make decisions for the Trust as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Trust's portfolio securities shall be exercised. Should the Board of Trustees at any time, however, make any definite determination as to investment policy and notify the Investment Adviser thereof in writing, the Investment Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Investment Adviser shall take, on behalf of the Trust, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Trust's account with brokers or dealers selected by it, and to that end, the Investment Adviser is authorized as the agent of the Trust to give instructions to the custodian of the Trust as to deliveries of securities and payments of cash for the account of the Trust. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Trust, the Investment Adviser is directed at all times to seek to obtain execution and prices within the policy guidelines determined by the Board of Trustees and set forth in filings made by the Trust under the federal securities laws. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Investment Adviser may select brokers or dealers with which it or the Trust is affiliated.


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      (c) Affiliated Sub-Advisers. In carrying out its responsibilities hereunder, the Investment Adviser may employ, retain or otherwise avail itself of the services of other persons or entities including, without limitation, affiliates of the Investment Adviser, on such terms as the Investment Adviser shall determine to be necessary, desirable or appropriate. However, if the Investment Adviser chooses to retain or avail itself of the services of another person or entity to manage assets of the Trust, such other person or entity must be (i) an affiliate of the Investment Adviser, (ii) retained at the Investment Adviser's own cost and expense, and (iii) retained subject to the requirements of Section 15 of the Investment Company Act. Retention of one or more affiliated sub-advisers, or the employment or retention of other persons or entities to perform services, shall in no way reduce the responsibilities or obligations of the Investment Adviser under this Agreement and the Investment Adviser shall be responsible for all acts and omissions of such affiliated sub-advisers, or other persons or entities, in connection with the performance of the Investment Adviser's duties hereunder.

      (d) Notice Upon Change in Partners of the Investment Adviser. The Investment Adviser is a limited partnership and its limited partner is Merrill Lynch & Co., Inc. and its general partner is Princeton Services, Inc. The Investment Adviser will notify the Trust of any change in the membership of the partnership within a reasonable time after such change.

                                  ARTICLE II.

                       Allocation of Charges and Expenses

      (a) The Investment Adviser. The Investment Adviser shall provide the staff and personnel necessary to perform its obligations under this Agreement, shall assume and pay or cause to be paid all expenses incurred in connection with the maintenance of such staff and personnel, and, at its own expense, shall provide the office space, facilities, equipment and necessary personnel which it is obligated to provide under Article I hereof. The Investment Adviser shall pay, or cause affiliates to pay, compensation of all officers of the Trust and all Trustees of the Trust who are affiliated persons of the Investment Adviser or any sub-adviser, or an affiliate of the Investment Adviser or any sub-adviser.

      (b) The Trust. The Trust assumes, and shall pay or cause to be paid, all other expenses of the Trust including, without limitation: taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates, shareholder reports and prospectuses, charges of the custodian, any sub-custodian and transfer agent, charges of any auction agent and broker dealers in connection with preferred stock of the Trust, expenses of portfolio transactions, Securities and Exchange Commission fees, expenses of registering the shares of common stock and preferred stock under federal, state and foreign laws, fees and actual out-of-pocket expenses of Trustees who are not affiliated persons of the Investment Adviser or any sub-adviser, or of an affiliate of the Investment Adviser or any sub-adviser, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Trust. It also is understood that if the Investment Adviser or any of its affiliates provide accounting services to the Trust, the Trust will reimburse the Investment Adviser and its affiliates for their costs in providing such accounting services to the Trust.


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                                  ARTICLE III.

                     Compensation of the Investment Adviser

      For the services rendered, the facilities furnished and the expenses assumed by the Investment Adviser, the Trust shall pay to the Investment Adviser at the end of each calendar month a fee based upon the average daily value of the net assets of the Trust at the annual rate of 0.35 of 1.0% (0.35%) of the average daily net assets of the Trust ("average daily net assets" means the average daily value of the total assets of the Trust, including the amount obtained from leverage and any proceeds from the issuance of preferred stock, minus the sum of (i) accrued liabilities of the Trust, (ii) any accrued and unpaid interest on outstanding borrowing and (iii) accumulated dividends on shares of outstanding preferred stock), commencing on the day following effectiveness hereof. For purposes of this calculation, average daily net assets is determined at the end of each month on the basis of the average net assets of the Trust for each day during the month. It is understood that the liquidation preference of any outstanding preferred stock (other than accumulated dividends) is not considered a liability in determining the Trust's average daily net assets. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. Payment of the Investment Adviser's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated herein. During any period when the determination of net asset value is suspended by the Board of Trustees, the average net asset value of a share for the day prior to such suspension shall for this purpose be deemed to be the net asset value of each succeeding day until it is again determined.

                                  ARTICLE IV.

                Limitation of Liability of the Investment Adviser

      The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Trust, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this
Article IV, the term "Investment Adviser" shall include any affiliates of the Investment Adviser performing services for the Trust contemplated hereby and partners, directors, officers and employees of the Investment Adviser and of such affiliates.

                                   ARTICLE V.

                      Activities of the Investment Adviser

      The services of the Investment Adviser to the Trust are not to be deemed to be exclusive; the Investment Adviser and any person controlled by or under common control with the Investment Adviser (for purposes of this Article V referred to as "affiliates") are free to render services to others. It is understood that Trustees, officers, employees and shareholders of the Trust are or may become interested in the Investment Adviser and its affiliates, as directors,


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officers, employees, partners and shareholders or otherwise, and that directors, officers, employees, partners and shareholders of the Investment Adviser and of its affiliates are or may become similarly interested in the Trust, and that the Investment Adviser and directors, officers, employees, partners and shareholders of its affiliates may become interested in the Trust as shareholders or otherwise.

                                  ARTICLE VI.

                   Duration and Termination of this Agreement

      This Agreement shall become effective as of the date first above written and shall remain in force for a period of two years thereafter and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Board of Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Trust, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

      This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Trust, or by the Investment Adviser, on sixty (60) days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment.

                                  ARTICLE VII.

                           Amendment of this Agreement

      This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of the Board of Trustees of the Trust, including a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and, where required by the Investment Company Act, by the vote of a majority of the outstanding voting securities of the Trust.

                                 ARTICLE VIII.

                          Definitions of Certain Terms

      The terms "vote of a majority of the outstanding voting securities", "assignment", "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.


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                                  ARTICLE IX.

                                  Governing Law

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                   ARTICLE X.

                             Limitation of Liability

      The names "The Massachusetts Health & Education Tax Exempt Trust" and "Trustees of the Massachusetts Health & Education Tax Exempt Trust" refer, respectively, to the Trust and the Trustees of the Trust, as trustees but not individually or personally, acting from time to time under the Trust's Amended and Restated Agreement and Declaration of Trust dated April 20, 1993, as amended, which is hereby referred to and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "The Massachusetts Health & Education Tax Exempt Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents of the Trust are made not individually, but in such capacities, and are not binding upon any of the Trustees, holders of shares of beneficial interest of the Trust or representatives of the Trustees personally, but bind only the Trust assets, and all persons dealing with the Trust must look solely to the Trust property for the enforcement of any claims against the Trust.


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      IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.

                                            THE MASSACHUSETTS HEALTH & EDUCATION
                                            TAX-EXEMPT TRUST

                                            By: /s/ Walter B. Prince
                                                ----------------------
                                                Name: Walter B. Prince
                                                Title: Chairman

                                            FUND ASSET MANAGEMENT, L.P.

                                            By: PRINCETON SERVICES, INC.,
                                                General Partner

                                            By: /s/ John M. Loffredo
                                                ------------------------
                                                Name: John M. Loffredo
                                                Title: Managing Director

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